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                                                                     EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 06/30/2000


                                    ($000'S)
                                                                       06/30/2000
                                                                       ----------

ASSETS
   Cash and Due From Depository Institutions                           $3,672,774
   Federal Reserve Stock                                                4,628,247
   Fed Funds Sold                                                         724,948
   Loans and Lease Financing Receivables                               63,946,648
   Trading Assets                                                          42,827
   Fixed Asset                                                            525,811
   Other Real Estate Owned                                                 22,421
   Investments in unconsolidated subsidiaries                             623,012
   Customers liability on acceptances                                     184,693
   Intangible Assets                                                    4,606,503
   Other Assets                                                         1,818,778
                                                                      -----------
      TOTAL ASSETS                                                    $80,796,662

LIABILITIES
   Deposits in domestic offices                                        51,257,890
   Deposits in foreign offices                                          1,788,271
   Fed Funds purchased                                                  1,089,385
   Demand Notes/Trading Liabilities                                       350,950
   Other Borrowed Money                                                12,106,283
   Bank's liability on acceptances executed                               184,693
   Subordinated Notes and debentures                                    2,607,994
   Other Liabilities                                                    1,303,019
                                                                      -----------
   TOTAL LIABILITIES                                                  $70,688,485

EQUITY
   Common and Preferred Stock                                             310,004
   Surplus                                                              6,315,964
   Undivided Profits                                                    3,531,552
   Net unrealized holding gains on available
     for sale sec.(50,056)
   Cumulative Foreign Currency Translation Adj.                               713
                                                                      -----------
      TOTAL EQUITY CAPITAL                                            $10,108,177

TOTAL LIABILITIES AND EQUITY CAPITAL                                  $80,796,662
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To the best of the undersigned's determination, as of this date the above financial information is true and correct.

U.S. Bank National Association

By: /S/ NANCIE J. ARVIN
   ---------------------
         Vice President

Date:     October 4, 2000


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